Exhibit 99.1

Skillsoft Reports Financial Results for the Second Quarter of Fiscal 2026

●	Continued execution of transformation plan, making key go-to-market and AI product investments
●	Fourth consecutive quarter of revenue growth for the enterprise solution within our Talent Development Solutions segment
●	Continued strong Adjusted EBITDA* performance and margin expansion

BOSTON – September 9, 2025 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft”, “we”, “us”, or “our”), the platform that empowers organizations and learners to unlock their full potential, today announced its financial results for the second quarter of fiscal 2026 ended July 31, 2025.

Fiscal 2026 Second Quarter Select Metrics and Financial Measures (1)

●	Total Revenue of $129 million, down 3% from the prior year.
●	Talent Development Solutions (“TDS”) Revenue of $101 million flat compared to the prior year.
●	Global Knowledge (“GK”) Revenue of $28 million, down 10% from the prior year.
●	GAAP Net Loss of $24 million compared to GAAP Net Loss of $40 million in the prior year. GAAP Net Loss per share of $2.78 compared to GAAP Net Loss per share of $4.84 in the prior year.
●	Adjusted EBITDA of $28 million, reflecting a margin of 22% of Revenue, compared to $28 million and a margin of 21% of Revenue in the prior year.
●	Free Cash Flow of ($23) million compared to ($16) million in the prior year, bringing year-to-date Free Cash Flow to $4 million.

“Our teams continued to execute on our transformation strategy during the quarter, and we are very pleased to have delivered a fourth consecutive quarter of revenue growth in our TDS enterprise solution, reinforcing the durability and potential of our core business,” said Ron Hovsepian, Skillsoft’s Executive Chair and Chief Executive Officer. “However, economic uncertainty continued into Q2 and weighed on revenue, primarily reflected in weaker discretionary demand for live training. Looking ahead, we are accelerating our execution to reimagine learning where talent development is a driver of business performance. This will be exhibited in our September announcements which introduce a set of AI Innovation based products and roadmap while reshaping our go to market to better execute the strategy.”

Fiscal 2026 Second Quarter Business Highlights (1) *

●	Achieved positive Free Cash Flow in both the year-to-date and last-twelve-month periods.
●	Announced availability in AWS Marketplace, simplifying and accelerating the purchasing process.
●	Expanded reach through partnership with Salesforce to bring Skillsoft CAISY™ agent actions to Agentforce and the Salesforce ecosystem.
●	Achieved 50% year-over-year increase in the number of technology learners on the Skillsoft platform, as well as a 74% increase in AI learners and 158% increase in total AI learning hours.

“We were pleased with our cost discipline and working capital management during the quarter; however, to account for the softness in federal and live learning spending, we are revising our full year revenue guidance range,” said John Frederick, Skillsoft’s Chief Financial Officer. “Additionally, as we anticipated, we used cash in the quarter as our working capital normalized, but we generated positive free cash flow year-to-date. Looking ahead to the balance of the year, we remain on track to deliver on our adjusted EBITDA and free cash flow targets.”

Full-Year Fiscal 2026 Financial Outlook

The following table reflects Skillsoft’s financial outlook for the fiscal year ending January 31, 2026, based on current market conditions, expectations, and assumptions:

GAAP Revenue	$510 million – $530 million
Adjusted EBITDA*	$112 million – $118 million

*

Denotes a non-GAAP financial measure. See “Non-GAAP Financial Measures and Key Performance Metrics” below for the definitions of these and other non-GAAP financial measures included in this press release, how they are calculated, and the rationale for their use. A reconciliation of historical non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the tables at the back of this press release. We do not provide quantitative reconciliations for forward-looking non-GAAP financial measures, as we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. See “Non-GAAP Financial Measures and Key Performance Metrics” below for further detail.

(1)

Skillsoft has two operating and reportable segments: TDS (formerly referred to as Content & Platform) and GK (formerly referred to as Instructor-Led Training). Segment performance is evaluated based on segment revenue, segment (“business unit”) contribution profit and segment (“business unit”) contribution margin (segment contribution profit as a percentage of segment revenue). In the fourth quarter of the fiscal year ended January 31, 2025, the Company made changes to the components used to determine segment results to increase transparency and improve segment comparability to peers. All prior period comparatives have been recast to conform to the current presentation. See note 20 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, and “Non-GAAP Financial Measures and Key Performance Metrics” below for further detail.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 407‑3088 from the United States and Canada or (201) 389‑0927 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for twelve months.

About Skillsoft

Skillsoft (NYSE: SKIL) empowers organizations and learners to unlock their full potential by delivering personalized, interactive learning experiences and enterprise-ready solutions. Powered by AI and strengthened by a broad ecosystem of partners, the Skillsoft platform helps customers solve some of today’s most complex business challenges including bridging skill gaps, improving talent retention, driving digital transformation, and future-proofing the workforce. Skillsoft is the talent development partner of choice for thousands of organizations – including 60% of the Fortune 1000 – and serves a global community of more than 105 million learners. For more information, visit skillsoft.com.

Non-GAAP Financial Measures And Key Performance Metrics

We track the non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. In addition, management uses these non-GAAP financial measures and key performance metrics to assess operating performance, financial leverage and the effective use and allocation of resources; to provide more normalized period-to-period comparisons of operating results; to enhance investors’ understanding of the core operating results of our business; and to set management incentive targets. We believe investors use both U.S. GAAP and non-GAAP financial measures, as well as key performance metrics to assess management's decisions associated with our priorities and capital allocation, as well as to analyze how our business operates in, or responds to, macroeconomic trends or other events that impact our core operations. We disclose the non-GAAP financial measures and key performance metrics included in this press release because we believe that they provide meaningful supplemental information. However, non-GAAP financial measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

The non-GAAP financial measures included in this press release are: adjusted net income (loss); adjusted net income (loss) per share; adjusted net income (loss) margin % (i.e., adjusted net income (loss) as a percentage of revenue); adjusted EBITDA; adjusted EBITDA margin % (i.e., adjusted EBITDA as a percentage of revenue); adjusted total operating expenses; adjusted contribution margin; business unit contribution profit; business unit contribution margin (i.e., business unit contribution profit as a percentage of business unit revenue); adjusted costs of revenues; adjusted content and software development expenses; adjusted selling and marketing expenses; adjusted general and administrative expenses; business unit costs of revenues, business unit content and software development expenses; business unit product research and management expenses, free cash flow, adjusted free cash flow (levered), free cash flow conversion and adjusted net leverage.

We have provided at the back of this press release reconciliations of these historical non-GAAP financial measures to the most directly comparable GAAP financial measures for the three and six month periods ended July 31, 2025 and 2024. We do not reconcile our forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations, and the U.S. GAAP financial measures may be materially different than the non-GAAP financial measures.

Key Performance Metric

●

Dollar retention rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

Non-GAAP Financial Measures

The non-GAAP measures included in this press release are defined as follows:

●

Adjusted net income (loss) is defined as net income (loss) excluding non-cash items, discrete and event-specific costs that do not represent normal cash operating expenses necessary for our business operations, and certain accounting income and/or expenses. Management believes these exclusions enhance the comparability of our results from period to period, and as compared to peers, and are useful in assessing our operating performance, and consist of the following (including the related tax effects), when applicable to the periods presented:

○	Impairment charges – Non-cash goodwill and intangible asset impairment charges.
○	Amortization of acquired intangible assets – Non-cash amortization expense of finite-lived intangible assets recognized as a part of business combination accounting.
○	Acquisition and integration related costs – Costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration-related costs.
○	Restructuring charges – Charges related to strategic cost saving initiatives, including severance costs, losses associated with the abandonment of right-of-use assets, and contract termination costs.
○	Transformation costs – Costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	System migration costs – Costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
○

Long-term incentive compensation expenses – Charges associated with long-term incentive compensation programs, including stock-based compensation, cash awards tied to stock performance, and awards granted in-lieu of stock that are intended to be settled in cash.

○	Executive exit costs – Costs associated with the departure of executives.
○	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
○

Other (income) expense, net – Unrealized and realized gains or losses primarily resulting from fluctuations of U.S. dollar appreciating or depreciating against other currencies, and impairments associated with property and equipment and other tangible assets when their carrying values are not recoverable.

Non-GAAP Financial Measures And Key Performance Metrics - continued

●

Adjusted EBITDA is defined as net income (loss) excluding (when applicable to the periods presented) the same exclusions set forth above for the determination of adjusted net income (loss) plus the additional exclusions set forth below. Management believes these exclusions  enhance the comparability of our results from period to period, and as compared to peers, and are useful in assessing our operating performance. The additional exclusions are:

○	Amortization of intangible assets – Non-cash amortization expense for finite-lived intangible assets other than those recognized as a part of business combination accounting.
○	Depreciation expense – Non-cash depreciation expense for property and equipment assets.
○	Provision for (benefit from) income taxes – Current and deferred federal, state and foreign income tax expense (benefit).

●

Adjusted total operating expenses are defined as costs of revenues, content and software development expenses, selling and marketing expenses, and general and administrative expenses, in each case excluding (where applicable) depreciation expense, long-term incentive compensation expense, system migration costs and transformation costs, as applicable.

●	Adjusted contribution margin is defined as revenue less adjusted total operating expenses, divided by revenue for the same period.

●

Business unit contribution profit - Segment ("business unit") contribution profit is defined as business unit revenue, less business unit cost of revenues, business unit content and software development expenses, and business unit product research and management expenses.

●	Business unit contribution margin is defined as business unit contribution profit divided by business unit revenue for the same period.

●

Business unit cost of revenues is defined as cost of revenues attributable to the business unit, excluding, where applicable, depreciation expense, long-term incentive compensation expense, system migration costs, and transformation expenses.

●

Business unit content and software development expenses are defined as content and software development expenses attributable to the business unit, excluding, where applicable, depreciation, long-term incentive compensation, system migration costs, and transformation expenses.

●	Business unit product research and management expenses are defined as certain selling and marketing costs attributable to the business unit reflected in the business unit contribution profit.

●

Free cash flow is defined as net cash provided by (used in) operating activities less net purchases of property and equipment and internally developed software. Note that free cash flow does not represent residual cash flow available to Skillsoft for discretionary expenditures.

●

Adjusted free cash flow (levered) is defined as free cash flow plus the cash impact of the charges excluded in the determination of adjusted EBITDA. Note that adjusted free cash flow (levered) does not represent residual cash flow available to Skillsoft for discretionary expenditures.

●	Free cash flow conversion is defined as free cash flow divided by adjusted EBITDA for the same period.

●

Adjusted net leverage is defined as current maturities of long-term debt, plus borrowings under our accounts receivable facility, plus long-term debt, less cash and equivalents and restricted cash, divided by adjusted EBITDA for the preceding twelve-month period.

Cautionary Notes Regarding Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For all such statements, we claim the protection of the safe harbor for forward-looking statements provided by such sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements include, but are not limited to, statements that address activities, events or developments that we expect or anticipate may occur in the future, including statements related to our outlook (including our Full Year Fiscal 2026 Financial Outlook), our product development and planning, our pipeline, future capital expenditures, future share repurchases, anticipated financial results, the impact of regulatory changes, our current and evolving business strategies, including with respect to acquisitions and dispositions, demand for our services, our competitive position, the benefits of new initiatives, growth of our business and operations, the effectiveness of our products, the outcomes of litigation proceedings and claims, the state and future of skilling in the workplace, our ability to successfully implement our plans, strategies, objectives, and our expectations and intentions. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “contemplate,” “continue,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “objective,” “potential,” “possible,” “probably,” or similar expressions, or employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should,” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” and “Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations”  in our Form 10‑K for the fiscal year ended January 31, 2025 (“2025 Form 10-K”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in the 2025 Form 10-K, in this document and in our other periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this document represent our estimates only as of the date of this press release and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise, except as required by law.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most current data available to us and our estimates regarding market position or other industry statistics included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.

Industry and Market Data

Within this document, we may reference information and statistics regarding market share, industry data and our market position. Certain of this information has been obtained from various independent third-party sources, including independent industry publications, news reports, reports by market research firms and other independent sources. We believe that these external sources and estimates are reliable but have not independently verified them. In addition, certain of this information and statistics are based on our own internal surveys and assessments, which are developed in good faith using reasonable estimates. The information is based on the most current data available to us and our estimates regarding market position or other industry statistics included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors:

Ross Collins or Stephen Poe

SKIL@alpha-ir.com

Media:

Cameron Martin

cameron.martin@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and per share amounts)

	July 31, 2025	January 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$100,512	$100,766
Restricted cash	2,908	2,571
Accounts receivable, net of allowance for credit losses of approximately $321 and $501 as of July 31, 2025 and January 31, 2025, respectively	96,778	178,989
Prepaid expenses and other current assets	52,581	50,527
Total current assets	252,779	332,853
Goodwill	317,071	317,071
Intangible assets, net	374,654	427,221
Other assets	24,922	28,924
Total assets	$969,426	$1,106,069
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$6,404	$6,404
Borrowings under accounts receivable facility	1,000	1,000
Accounts payable	26,794	13,458
Accrued compensation	26,096	47,803
Accrued expenses and other current liabilities	21,265	26,022
Deferred revenue	215,309	282,295
Total current liabilities	296,868	376,982

Long-term debt	571,203	573,267
Deferred tax liabilities	39,360	42,039
Deferred revenue - non-current	1,000	1,656
Other long-term liabilities	18,542	18,279
Total long-term liabilities	630,105	635,241
Commitments and contingencies
Shareholders’ equity (deficit):
Shareholders’ common stock - Class A common shares, $0.0001 par value: 18,750,000 shares authorized and 8,972,560 shares issued and 8,672,783 shares outstanding as of July 31, 2025, and 8,616,633 shares issued and 8,316,856 shares outstanding as of January 31, 2025	1	1
Additional paid-in capital	1,572,538	1,565,040
Accumulated (deficit)	(1,505,223)	(1,443,386)
Treasury stock, at cost - 299,777 shares as of July 31, 2025 and January 31, 2025	(10,891)	(10,891)
Accumulated other comprehensive income (loss)	(13,972)	(16,918)
Total shareholders’ equity (deficit)	42,453	93,846
Total liabilities and shareholders’ equity (deficit)	$969,426	$1,106,069

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except number of shares and per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenues:
Total revenues	$128,822	$132,223	$253,023	$260,016
Operating expenses:
Costs of revenues	32,889	32,471	65,136	66,942
Content and software development	14,317	14,993	28,419	30,499
Selling and marketing	39,591	40,684	79,200	82,976
General and administrative	19,467	19,395	42,419	44,704
Amortization of intangible assets	31,444	31,788	63,052	63,371
Acquisition and integration related costs	787	921	1,310	2,418
Restructuring	2,157	11,299	3,503	12,266
Total operating expenses	140,652	151,551	283,039	303,176
Operating income (loss)	(11,830)	(19,328)	(30,016)	(43,160)
Other income (expense), net	(61)	(418)	(2,507)	1,799
Fair value adjustment of interest rate swaps	2,128	(6,506)	(2,128)	1,240
Interest income	520	1,045	983	1,973
Interest expense	(14,962)	(16,415)	(29,358)	(32,693)
Income (loss) before provision for (benefit from) income taxes	(24,205)	(41,622)	(63,026)	(70,841)
Provision for (benefit from) income taxes	(417)	(2,056)	(1,189)	(3,639)
Net income (loss)	$(23,788)	$(39,566)	$(61,837)	$(67,202)

Net income (loss) per share:
Basic and diluted	$(2.78)	$(4.84)	$(7.32)	$(8.26)
Weighted average common share outstanding:
Basic and diluted	8,567,973	8,180,374	8,448,433	8,135,353

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended July 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(61,837)	$(67,202)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization expense of intangible assets	63,052	63,371
Stock-based compensation expense	8,087	6,339
Depreciation expense	908	1,404
Non-cash interest expense	1,138	1,080
Non-cash operating lease right-of-use asset expense	812	1,448
Non-cash property, equipment, software and operating right-of-use asset impairment charges	5	2,293
Provision for credit loss expense (recovery)	(180)	56
Provision for (benefit from) deferred income taxes – non-cash	(2,909)	(6,271)
Fair value adjustment of interest rate swaps	2,128	(1,240)
Changes in current assets and liabilities:
Accounts receivable	85,734	75,004
Prepaid expenses and other assets, including long-term	373	(3,113)
Accounts payable	13,027	(603)
Accrued expenses and other liabilities, including long-term	(24,848)	(12,107)
Deferred revenue	(72,036)	(56,962)
Net cash provided by (used in) operating activities	13,454	3,497
Cash flows from investing activities:
Purchase of property and equipment	(1,139)	(399)
Internally developed software - capitalized costs	(8,775)	(8,796)
Net cash provided by (used in) investing activities	(9,914)	(9,195)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awards	(3,331)	(479)
Proceeds from (payments on) accounts receivable facility	—	(4,574)
Principal payments on term loans	(3,202)	(3,202)
Net cash provided by (used in) financing activities	(6,533)	(8,255)
Effect of exchange rate changes on cash and cash equivalents	3,076	(2,427)
Net increase (decrease) in cash, cash equivalents and restricted cash	83	(16,380)
Cash, cash equivalents and restricted cash, beginning of period	103,337	146,523
Cash, cash equivalents and restricted cash, end of period	$103,420	$130,143
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$100,512	$122,652
Restricted cash	2,908	7,491
Cash, cash equivalents and restricted cash, end of period	$103,420	$130,143

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, number of shares and per share amounts, unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenues
Talent Development Solutions	$101,185	$101,652	$200,333	$199,727
Global Knowledge	27,637	30,571	52,690	60,289
Total revenues, as reported	$128,822	$132,223	$253,023	$260,016

Net income (loss), as reported	$(23,788)	$(39,566)	$(61,837)	$(67,202)

Amortization of acquired intangible assets (1)	28,859	29,781	57,651	59,649
Acquisition and integration related costs	787	921	1,310	2,418
Restructuring	2,157	11,299	3,503	12,266
Transformation costs	1,003	508	2,607	1,165
System migration costs	—	1	—	118
Long-term incentive compensation expenses	4,299	(809)	9,089	6,339
Executive exit costs	—	3,326	—	3,326
Fair value adjustment of interest rate swaps	(2,128)	6,506	2,128	(1,240)
Other (income) expense, net	61	418	2,507	(1,799)
Tax impact of adjustments	(3,397)	(5,281)	(6,626)	(8,323)
Adjusted net income (loss)	7,853	7,104	10,332	6,717

Interest expense, net	14,442	15,370	28,375	30,720
Expense (benefit from) income taxes, excluding tax impacts above	2,980	3,225	5,437	4,684
Depreciation	461	643	907	1,404
Amortization of capitalized internally developed software (1)	2,585	2,007	5,401	3,722
Adjusted EBITDA	$28,321	$28,349	$50,452	$47,247

Weighted average common shares outstanding:
Basic and diluted	8,567,973	8,180,374	8,448,433	8,135,353

Basic and diluted per share information:
Net income (loss) per share, as reported	$(2.78)	$(4.84)	$(7.32)	$(8.26)
Adjusted net income (loss) per share	$0.92	$0.87	$1.22	$0.83

Net income (loss) margin %	(18.5)%	(29.9)%	(24.4)%	(25.8)%
Amortization of acquired intangible assets (1)	22.4%	22.5%	22.8%	22.9%
Acquisition and integration related costs	0.6%	0.7%	0.5%	0.9%
Restructuring	1.7%	8.5%	1.4%	4.7%
Transformation costs	0.8%	0.4%	1.0%	0.4%
System migration costs	0.0%	0.0%	0.0%	0.0%
Long-term incentive compensation expenses	3.3%	(0.6)%	3.6%	2.4%
Executive exit costs	0.0%	2.5%	0.0%	1.3%
Fair value adjustment of interest rate swaps	(1.7)%	4.9%	0.8%	(0.5)%
Other (income) expense, net	0.0%	0.3%	1.0%	(0.7)%
Tax impact of adjustments	(2.6)%	(4.0)%	(2.6)%	(3.2)%
Adjusted net income (loss) margin %	6.1%	5.4%	4.1%	2.6%
Interest expense, net	11.2%	11.6%	11.3%	11.8%
Expense (benefit from) income taxes, excluding tax impacts above	2.3%	2.4%	2.1%	1.8%
Depreciation	0.4%	0.5%	0.4%	0.5%
Amortization of capitalized internally developed software (1)	2.0%	1.5%	2.1%	1.5%
Adjusted EBITDA margin %	22.0%	21.4%	20.0%	18.2%

(1)	All amortization (not only amortization pertaining to finite-lived intangible assets recognized as part of business combination accounting) is excluded in the determination of Adjusted EBITDA.

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, except percentages, unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Talent Development Solutions
Revenue	$101,185	$101,652	$200,333	$199,727
Business unit cost of revenues	15,795	15,533	32,067	31,718
Business unit content and software development expenses	12,467	13,332	24,565	26,795
Business unit product research and management expenses	2,299	1,916	4,598	3,885
Business unit contribution profit	$70,624	$70,871	$139,103	$137,329

Business unit contribution margin	69.8%	69.7%	69.4%	68.8%

Global Knowledge
Revenue	$27,637	$30,571	$52,690	$60,289
Business unit cost of revenues	16,953	16,699	32,659	34,702
Business unit content and software development expenses	718	676	1,462	1,238
Business unit contribution profit	$9,966	$13,196	$18,569	$24,349

Business unit contribution margin	36.1%	43.2%	35.2%	40.4%

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Operating expenses:
GAAP costs of revenues	$32,889	$32,471	$65,136	$66,942
Depreciation	(67)	(107)	(135)	(224)
Long-term incentive compensation expenses	(74)	(132)	(275)	(298)
Adjusted costs of revenues	32,748	32,232	64,726	66,420

GAAP content and software development expenses	14,317	14,993	28,419	30,499
Depreciation	(90)	(70)	(172)	(144)
Long-term incentive compensation expenses	(1,042)	(914)	(2,220)	(2,204)
System migration costs	—	(1)	—	(118)
Adjusted content and software development expenses	13,185	14,008	26,027	28,033

GAAP selling and marketing expenses	39,591	40,684	79,200	82,976
Depreciation	(147)	(162)	(285)	(370)
Long-term incentive compensation expenses	(939)	(797)	(1,980)	(2,053)
Transformation costs	—	(36)	—	(213)
Adjusted selling and marketing expenses	38,505	39,689	76,935	80,340

GAAP general and administrative expenses	19,467	19,395	42,419	44,704
Depreciation	(157)	(304)	(315)	(666)
Long-term incentive compensation expenses	(2,244)	2,652	(4,614)	(1,784)
Transformation costs	(1,003)	(472)	(2,607)	(952)
Executive exit costs	—	(3,326)	—	(3,326)
Adjusted general and administrative expenses	16,063	17,945	34,883	37,976

Total GAAP operating expenses	106,264	107,543	215,174	225,121
Depreciation	(461)	(643)	(907)	(1,404)
Long-term incentive compensation expenses	(4,299)	809	(9,089)	(6,339)
System migration costs	—	(1)	—	(118)
Transformation costs	(1,003)	(508)	(2,607)	(1,165)
Executive exit costs	—	(3,326)	—	(3,326)
Adjusted total operating expenses	$100,501	$103,874	$202,571	$212,769

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Talent Development Solutions
Cost of revenues and content and software development expenses:
GAAP costs of revenues	$15,934	$15,730	$32,452	$32,155
Depreciation	(64)	(86)	(130)	(180)
Long-term incentive compensation expenses	(74)	(111)	(254)	(257)
Business unit costs of revenues	15,796	15,533	32,068	31,718

GAAP content and software development expenses	13,577	14,290	26,901	29,231
Depreciation	(89)	(67)	(170)	(138)
Long-term incentive compensation expenses	(1,021)	(890)	(2,166)	(2,180)
System migration costs	—	(1)	—	(118)
Business unit content and software development	12,467	13,332	24,565	26,795

GAAP cost of revenues and content and software development expenses	29,511	30,020	59,353	61,386
Depreciation	(153)	(153)	(300)	(318)
Long-term incentive compensation expenses	(1,095)	(1,001)	(2,420)	(2,437)
System migration costs	—	(1)	—	(118)
Business unit total cost of revenues and content and software development expenses	$28,263	$28,865	$56,633	$58,513

Global Knowledge
Cost of revenues and content and software development expenses:
GAAP costs of revenues	$16,955	$16,741	$32,684	$34,787
Depreciation	(3)	(21)	(5)	(44)
Long-term incentive compensation expenses	—	(21)	(21)	(41)
Business unit costs of revenues	16,952	16,699	32,658	34,702

GAAP content and software development expenses	740	703	1,518	1,268
Depreciation	—	(3)	(1)	(6)
Long-term incentive compensation expenses	(22)	(24)	(55)	(24)
Business unit content and software development expenses	718	676	1,462	1,238

GAAP cost of revenues and content and software development expenses	17,695	17,444	34,202	36,055
Depreciation	(3)	(24)	(6)	(50)
Long-term incentive compensation expenses	(22)	(45)	(76)	(65)
Business unit total cost of revenues and content and software development expenses	$17,670	$17,375	$34,120	$35,940

SKILLSOFT CORP.

FREE CASH FLOW RECONCILIATION

(in thousands, unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$(17,844)	$(11,440)	$13,454	$3,497
Purchase of property and equipment, net	(624)	(246)	(1,139)	(399)
Internally developed software - capitalized costs	(4,156)	(4,432)	(8,775)	(8,796)
Free cash flow	(22,624)	(16,118)	3,540	(5,698)
Cash impact for adjusted EBITDA excluded charges	4,558	4,015	9,538	7,098
Adjusted free cash flow (levered)	$(18,066)	$(12,103)	$13,078	$1,400